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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2011

HAWAIIAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31443 (Commission File Number)	71-0879698 (IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement

        On March 16, 2011, Hawaiian Holdings, Inc. (the "Company") entered into Amendment Number Two to Amended and Restated Credit Agreement, dated as of March 16, 2011, by and among the lenders party thereto, Wells Fargo Capital Finance, Inc., as agent, Hawaiian Holdings, Inc. and Hawaiian Airlines, Inc. (the "Amendment"). The Amendment modifies, among other things, definitions and covenants related to the incurrence of indebtedness by the Company, prepayments of indebtedness incurred by the Company and distributions to the Company by Hawaiian Airlines, Inc. The summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 8.01.    Other Events

        On March 17, 2011, the Company issued a press release entitled "Hawaiian Holdings Announces Proposed $75 Million Convertible Senior Notes Offering." A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by this reference.

        The Company has updated its disclosure regarding its risk factors. The revised disclosure is filed herewith as Exhibit 99.2 and incorporated herein by this reference.

ITEM 9.01    Financial Statements and Exhibits

(d)
Exhibits.

Exhibit	Description
10.1	Amendment Number Two to Amended and Restated Credit Agreement, dated as of March 16, 2011, entered into by and among the lenders party thereto, Wells Fargo Capital Finance, Inc., as agent, Hawaiian Holdings, Inc. and Hawaiian Airlines, Inc.
99.1	Press Release, dated March 17, 2011, entitled "Hawaiian Holdings Announces Proposed $75 Million Convertible Senior Notes Offering."
99.2	Risk Factors

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2011	Hawaiian Holdings, Inc.
	By:	/s/ Peter R. Ingram Peter R. Ingram Executive Vice President, Chief Financial Officer and Treasurer

 EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment Number Two to Amended and Restated Credit Agreement, dated as of March 16, 2011, entered into by and among the lenders party thereto, Wells Fargo Capital Finance, Inc., as agent, Hawaiian Holdings, Inc. and Hawaiian Airlines, Inc.
99.1	Press Release, dated March 17, 2011, entitled "Hawaiian Holdings Announces Proposed $75 Million Convertible Senior Notes Offering."
99.2	Risk Factors

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  ITEM 1.01 Entry into a Material Definitive Agreement
  ITEM 8.01. Other Events
  ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX